CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


PTN Media, Inc.


We hereby consent to the use, in this Post-Effective Amendment to the Registration Statement on Form SB-2, of our report dated March 26, 1998, relating to the financial statements of PTN Media, Inc., and to the reference to our firm under the caption "Experts" in this registration statement.



                            LAZAR LEVINE & FELIX LLP


New York, New York
October 23, 1998